UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 23, 2026

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MBCN	NASDAQ Capital Market

Item 5.02(e).	Compensatory Arrangements of Certain Officers.

As previously disclosed, on October 22, 2025, Middlefield Banc Corp (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and between the Company and Farmers National Banc Corp. (“Farmers”), pursuant to which the Company will be merged with and into Farmers (the “Merger”) with Farmers surviving the Merger. Pursuant to the terms of the Merger Agreement, immediately preceding the effective time of the Merger, all outstanding plan share awards pursuant to a plan share award agreement granted in accordance with the Company’s 2017 Omnibus Equity Plan shall be fully earned and vested (and, with respect to any such plan share awards subject to performance-based vesting conditions, with performance goals deemed achieved based on the maximum performance level).

Consistent with the terms of the Merger Agreement and in accordance with the authority granted to the Compensation Committee (the “Committee”) of the Board of Directors of the Company to approve the acceleration of vesting of plan share awards, at a meeting of the Committee held on February 23, 2026, the Committee approved the full vesting of all outstanding plan share awards under the Company’s 2017 Omnibus Equity Plan, effective as of February 23, 2026 and further approved and directed that any plan share awards subject to performance-based vesting be deemed achieved based on maximum performance. The Committee’s approval of the acceleration of vesting of all plan share awards included the accelerated vesting (with performance-based plan share awards being vested in amounts based on maximum performance level) to certain named executive officers.

The following table sets forth each plan share award issued under the Company’s 2017 Omnibus Equity Plan to a named executive officer of the Company that was vested in full following the Committee’s actions on February 23, 2026 and the total number of Middlefield Banc Corp. common shares issued to such named executive officer as a result of such vesting on a gross basis.

Named Executive Officer	Type of Award	Date of Grant	Number of Company Common Shares Issued Upon Vesting (rounded to the nearest whole share)
Ronald L. Zimmerly, Jr., President and Chief Executive Officer	Restricted Stock Unit	August 6, 2024	4,520
	Restricted Stock Unit	January 14, 2025	4,576
	Performance Share Unit	August 6, 2024	19,500
	Performance Share Unit	January 14, 2025	30,030
Michael C. Ranttila, Chief Financial Officer, Executive Vice President, and Treasurer	Restricted Stock Unit	August 6, 2024	3,013
	Restricted Stock Unit	January 14, 2025	2,955
	Performance Share Unit	January 14, 2025	12,467
Michael L. Cheravitch, Executive Vice President and Chief Banking Officer	Restricted Stock Unit	August 6, 2024	1,707
	Restricted Stock Unit	January 14, 2025	1,753
	Performance Share Unit	August 6, 2024	2,000
	Performance Share Unit	January 14, 2025	7,399

The foregoing summary of the Merger Agreement and acceleration of plan share awards is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 2.1 to the Company’s Form 8-K Current Report filed on October 27, 2025 and the Company’s 2017 Omnibus Equity Plan which is included in the Company’s definitive proxy statement for the 2017 Annual Meeting of Shareholders as Appendix A, filed on April 4, 2017, the Form of Performance Share Unit Award Agreement under the 2017 Omnibus Equity Plan filed as Exhibit 10.1 of the Company’s Form 8-K Current Report filed on September 4, 2024, and the Form of Restricted Stock Unit Award Agreement under the 2017 Omnibus Equity Plan filed as Exhibit 10.2 of the Company’s Form 8-K Current Report filed on September 4, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: February 25, 2026	/s/ Ronald L. Zimmerly, Jr
President and Chief Executive Officer